OGDEN
                                     MURPHY
                                    WALLACE
                                    P.L.L.C.
                                ATTORNEYS AT LAW


                                                              James L. Vandeberg
                                                           jvandeberg@omwlaw.com

October  1,  2001

Thomas  Woolsey
International  Commercial Television Inc.
Suite 203B Kimmen Center
2300  N.  Dixie  Highway
Boca  Raton,  Florida  33431-7657

Re:     International  Commercial  Television  Inc.  - Registration Statement on
        Form  SB-2

Dear  Mr.  Woolsey:

We have acted as counsel for International Commercial Television Inc., a Nevada corporation (the "Company"), in connection with the preparation of the registration statement on Form SB-2 (the "Registration Statement") filed with the Securities and Exchange Commission (the "Commission") pursuant to the Securities Act of 1933, as amended (the "Act"), relating to the public offering (the "Offering") of up to 2,000,000 shares (the "Shares") of the Company's common stock, $0.001 par value (the "Common Stock"), 1,333,000 of which are to be sold by the Company and 667,000 of which are to be sold by selling shareholders. This opinion is being furnished pursuant to Item 601(b)(5) of Regulation S-B under the Act.

In rendering the opinion set forth below, we have reviewed (a) the Registration Statement and the exhibits thereto; (b) the Company's Amended and Restated Articles of Incorporation; (c) the Company's Amended and Restated Bylaws; (d) certain records of the Company's corporate proceedings as reflected in its minute books; and (e) such statutes, records and other documents as we have deemed relevant. In our examination, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals, and conformity with the originals of all documents submitted to us as copies thereof. In addition, we have made such other examinations of law and fact as we have deemed relevant in order to form a basis for the opinion hereinafter expressed. Based upon the foregoing, we are of the opinion that the Shares, when sold pursuant to the terms contemplated by the Registration Statement, will be validly issued, fully paid and nonassessable.

We hereby consent to the use of this opinion as an Exhibit to the Registration Statement and to all references to this Firm under the caption "Interests of Named Experts and Counsel" in the Registration Statement.

Very  truly  yours,

OGDEN  MURPHY  WALLACE,  P.L.L.C.



James  L.  Vandeberg
JLV/cam

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